INTERCREDITOR/SUBORDINATION AGREEMENT

THIS INTERCREDITOR/SUBORDINATION AGREEMENT (the “Agreement”), dated as of June 5, 2008, by and among FCS Financial, PCA (“Lender”); the persons loaning funds to Borrower pursuant to the Purchase Agreement; a list of which is attached hereto as Exhibit A (each a “Subordinate Creditor” and collectively, “Subordinate Creditors”); and Show Me Ethanol, LLC (“Borrower”).

ARTICLE I
DEFINITIONS

SECTION 1.01. Definitions. As used herein, the following terms shall have the meanings specified below:

“Agent” shall mean State Bank of Slater or such other agent serving as Agent under the Subordinated Loan Documents on behalf of all Subordinate Creditors.

“Collateral” has the meaning specified in the Senior Loan Documents between Borrower and Lender.

“Default” shall mean any Event of Default specified in the Senior Loan Documents or under the Subordinated Loan Documents, or any other event that, with the giving of notice or lapse of time or both, would constitute an Event of Default under the Senior Loan Documents or the Subordinated Loan Documents.

“Leasehold Deed of Trust” shall mean that Missouri Leasehold Deed of Trust, Assignment of Rents and Security Agreement by and among the trustee named therein and Borrower as Grantor.

“Lender” shall mean FCS Financial, PCA, and any other holder from time to time of the Senior Debt.

“Insolvency Event” shall have the meaning given to such term in Section 3.02(a) this Agreement.

“Notes” shall mean all notes of Borrower payable to Lender evidencing all or part of the Senior Debt, and any amendments, modifications, renewals or extensions thereof.

“Promissory Notes” shall mean the 9% subordinated secured notes issued by Borrower on the date hereof.

“Purchase Agreement” shall mean that Purchase Agreement by and among Borrower as Promissory Note issuer and the individuals listed on Exhibit A hereto, dated the date hereof.

“Senior Debt” shall mean all obligations of Borrower to Lender now or hereafter existing under the Senior Loan Documents, whether for principal or interest (including interest accruing after the occurrence of an Insolvency Event), and whether or not the same is allowed as a claim, prepayment premium, fees, expenses or otherwise.

“Senior Loan Agreements” shall mean that certain Construction and Term Loan Agreement by and among Borrower, Lender, as administrative agent, and the Banks named therein, dated as of March 1, 2007 and that certain Revolving Credit Agreement by and between Borrower and Lender dated November 6, 2007.

“Senior Loan Documents” shall mean the Senior Loan Agreements, the Note, the Deed of Trust, and all other instruments and documents executed and delivered by Borrower, as amended from time to time, and any renewal and extensions thereof, with respect to the Senior Debt.

“Subordinate Loan Agreement” shall mean that certain Loan and Security Agreement by and among Subordinate Creditors and Borrower, dated the same date as of this Agreement;

“Subordinate Loan Documents” shall mean the Subordinate Loan Agreement, Promissory Notes, the Leasehold Deed of Trust and the Purchase Agreement, and all other instruments and documents executed and delivered by Borrower, as amended from time to time, and any renewal and extensions thereof, with respect to the Subordinated Debt.

“Subordinated Debt” shall mean all obligations of Borrower to the Subordinate Creditors, due to loans or other extensions of credit by the Subordinate Creditor to Borrower, however arising or created, whether now existing or hereafter arising, and whether represented by promissory notes of Borrower or shown on the books and records of the Borrower.

ARTICLE II
REPRESENTATIONS OF SUBORDINATE CREDITOR

SECTION 2.01. Representations and Warranties. Subordinate Creditors hereby represent and warrant to Lender as follows:

(a) Attached hereto as Exhibit A, and made a part hereof by this reference, is a full and complete list of the Subordinate Creditors, each of which as of the date of this Agreement is a holder of the Borrower’s issued 9% subordinated secured Promissory Notes. There are no existing agreements or understandings relating to the Subordinated Debt between Borrower and the Subordinate Creditors that are not fully and accurately described in the Subordinate Loan Documents.

(b) This Agreement has been duly executed and delivered by the Subordinate Creditors, and is the valid and binding obligation of each Subordinate Creditor, enforceable against it in accordance with its terms.

(c) Except for Subordinate Creditor’s membership interest in Borrower, the Subordinate Creditor does not currently hold any notes, evidences of indebtedness or shares of preferred stock, nor does it claim any right (whether or not contingent) to payment of money from Borrower, other than the Subordinated Debt.

(d) By execution of the Purchase Agreement, Subordinate Creditors have each approved and agreed to be bound by the terms of this Agreement and each has authorized the Agent to execute this Agreement on behalf of the Subordinate Creditors.

ARTICLE III
SUBORDINATION TO SENIOR DEBT

SECTION 3.01. Subordination.

(a) General. Except as provided herein, Subordinate Creditor agrees and covenants that the Subordinated Debt is and shall be subordinate in right of payment to the prior payment in full of the Senior Debt. The Senior Debt shall not be deemed to have been paid in full until Lender shall have received indefeasible payment of the Senior Debt.

(b) Permitted Payments. Except as otherwise provided in this Article III, prior to the occurrence of a Default (of which Agent and Subordinate Creditors have been provided written notice), the Subordinate Creditor shall only be entitled to receive interest payments on the Subordinated Debt in accordance with the terms of the Subordinate Loan Documents. Additionally, nothing in this Agreement shall be construed to prohibit Borrower's ability to make pre-payments on the Subordinated Debt from additional capital contributions made to Borrower after the date hereof; provided, however, Borrower shall not be allowed to make prepayments from working capital or cash flow without the express written consent of Lender.

SECTION 3.02. Priority and Payment Over of Proceeds in Certain Events.

(a) Insolvency or Dissolution of Borrower. Upon any payment or distribution of all or any of the assets or securities of Borrower of any kind or character, whether in cash, property or securities, upon any dissolution, winding up, liquidation, reorganization, arrangement, adjustment, protection, relief or composition of Borrower or its debts, whether voluntary or involuntary or in bankruptcy, insolvency, receivership, arrangement, reorganization, relief or other proceedings, or upon an assignment for the benefit of creditors or any other marshalling of the assets and liabilities of Borrower or otherwise (any such event being an “Insolvency Event”), all Senior Debt shall first be indefeasibly paid in full before the Subordinate Creditor shall be entitled to receive any payment of the Subordinated Debt. Upon the occurrence of any Insolvency Event, any payment or distribution of assets or securities of Borrower of any kind or character, whether in cash, property or securities, to which Subordinate Creditor would be entitled, except for the provisions of this Article III, shall be made by Borrower or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such payment or distribution, directly to Lender for application (in the case of cash) to or as collateral (in the case of non-cash property or securities) for the payment or prepayment in full, first, of all Senior Debt after giving effect to any concurrent payment or distribution to Lender on the Senior Debt.

(b) Default under Senior Loan Agreements. No direct or indirect payment of the Subordinated Debt shall be made by Borrower or received by a Subordinate Creditor if, at the time of such payment, there exists any Default (of which Subordinate Creditor has been provided notice through Agent or otherwise prior to any such payment) and such Default shall not have been cured or waived in writing by Lender or the benefits of this sentence waived in writing by Lender. Lender shall notify Agent (on behalf of the Subordinate Creditors) in writing of any default under the Senior Loan Documents. Notwithstanding the foregoing, Subordinate Creditor (or the Agent acting on behalf of Subordinate Creditors) shall be entitled to receive and retain any payments that Subordinate Creditor (or the Agent acting on behalf of Subordinate Creditors) has received in payment of the Subordinate Debt pursuant to the terms of the Agreement or by consent of Lender prior to the receipt by Agent of the foregoing written notice from Lender.

(c) Demand for or Acceleration of Payment of Subordinated Debt. In the event that the Subordinated Debt is declared due and payable or the maturity thereof is accelerated for any reason, then and in such event, Lender shall be entitled to receive payment in full of all amounts due or to become due on the Senior Debt (whether or not a Default or event of default has occurred thereunder or such Senior Debt is, or has been declared to be, due and payable prior to the date on which it otherwise would have become due and payable) before Subordinate Creditor shall be entitled to receive any payment of the Subordinated Debt. Notwithstanding the foregoing, Subordinate Creditor (or the Agent acting on behalf of Subordinate Creditors) shall be entitled to receive and retain any payments that Subordinate Creditor (or the Agent acting on behalf of Subordinate Creditors) has received in payment of the Subordinate Debt pursuant to the terms of the Agreement or by consent of Lender prior to the receipt by Agent of the foregoing written notice from Lender.

(d) Certain Payments Held in Trust. In the event that, notwithstanding the foregoing provisions prohibiting such payment or distribution, Subordinate Creditor shall have received any payment or distribution in respect of the Subordinated Debt contrary to such provisions, then and in such event such payment or distribution shall be received and held in trust for Lender and shall be paid over or delivered to Lender for application (in the case of cash) to or as collateral (in the case of non-cash property or securities) for the payment or prepayment, first, of all Senior Debt in full after giving effect to any concurrent payment or distribution to Lender in respect of the Senior Debt.

SECTION 3.03. Suspension of Remedies. Except as provided in Sections 3.02(a) or (b), and during any period of payment subordination provided for in Section 3.02(a) or (b), Subordinate Creditor shall not (i) ask, demand, or sue for any payment, distribution or any other remedy in respect of the Subordinated Debt, or (ii) commence, or join with any other creditor (other than Lender) in commencing, any Insolvency Event.

SECTION 3.04. Rights of Lender Not to be Impaired. No right of Lender to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act in good faith by Lender, or by any noncompliance by Borrower, with the terms and provisions and covenants herein, regardless of any knowledge thereof Lender may have or otherwise be charged with. The provisions of this Article III are intended to be for the benefit of, and shall be enforceable directly by, Lender.

SECTION 3.05. Cross Default between Senior Loan Documents and Subordinate Loan Documents. Lender shall provide in the Senior Loan Documents that a default in the Subordinate Loan Documents will create a default under the Senior Loan Documents. Subordinate Creditor shall provide in the Subordinate Loan Documents that a default in the Senior Loan Documents will create a default under the Subordinate Loan Documents.

SECTION 3.06. Further Assurances. Subordinate Creditor will take reasonable steps to mark its books of account in such a manner as shall be effective to give proper notice of the effect of this Subordination Agreement, and will, in the case of any Subordinated Debt which is evidenced by any instrument, upon Lender’s reasonable request cause such Subordinated Debt to be evidenced by an appropriate instrument or instruments endorsed with a legend evidencing this Agreement. Subordinate Creditor will, at its reasonable expense and at any time and from time to time, promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that Lender may reasonably request, in order to protect any right or interest granted or purported to be granted hereby or to enable Lender to exercise and enforce its rights and remedies hereunder.

SECTION 3.07. Miscellaneous.

(a) All rights and interests of Lender under this Article III, and all agreements and obligations of the Subordinate Creditor under this Article III, shall remain in full force and effect irrespective of:

(i) any lack of validity or enforceability of any Senior Loan Document, and Note or any other agreement or instrument relating thereto or to any other Senior Debt;

(ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the Senior Debt, or any other amendment or waiver of or any consent to departure from any Senior Loan Document any Note or any other agreement or instrument relating thereto or to the Senior Debt;

(iii) any exchange, release or non-perfection of any collateral, or any release or amendment or waiver of or consent to departure from any guaranty, for all or any of the Senior Debt; or

(iv) any other circumstance that might otherwise constitute a defense available to, or a discharge of, Borrower or a subordinated creditor.

(b) The provisions of this Article III shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Senior Debt is rescinded or must otherwise be returned by Lender, as the case may be, upon the insolvency, bankruptcy or reorganization of Borrower or otherwise, all as though such payment had not been made.

(c) Except for any notice of default issued by Lender concerning the Senior Loan Documents and those other notices to be provided under Section 3.01(b) and Section 3.02(b) and (c) above, the Subordinate Creditor hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Senior Debt and this Article III and any requirement that Lender protect, secure, perfect or insure any security interest or lien or any property subject thereto or exhaust any right or take any action against Borrower or any other person or entity or any Collateral.

(d) No failure on the part of Lender to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

(e) The provisions of this Article III constitute a continuing agreement and shall (i) remain in full force and effect until the Senior Debt shall have been indefeasibly paid in full, (ii) be binding upon Subordinate Creditor and his heirs, personal representatives, successors and assigns, and (iii) inure to the benefit of and be enforceable by Lender and its successors, transferees and assigns. Without limiting the generality of the foregoing clause (iii), Lender may assign or otherwise transfer any Note or portion thereof held by it, or grant any participation in any of its rights or obligations under the Loan Documents, to any other person or entity, and such other person or entity shall thereupon become vested with all the rights in respect thereof granted to Lender herein or otherwise.

ARTICLE IV
COVENANTS

SECTION 4.01. Covenants of Subordinate Creditor. Subordinate Creditor covenants and agrees with Lender that, unless Lender shall otherwise agree in writing, prior to the termination of the Senior Loan Documents and payment in full of the Senior Debt:

(a) Subordinate Creditor will not cancel or otherwise discharge any of the Subordinated Debt (except upon payment as permitted by Article III).

(b) Subordinate Creditor will not sell, assign, pledge, encumber or otherwise dispose of any of the Subordinated Debt held by him unless such sale, assignment, pledge, encumbrance or disposition is made expressly subject to this Agreement.

(c) Subordinate Creditor will not permit the terms of any of the Subordinated Debt held by it to be amended or modified in such a manner as to have any adverse effect upon the rights or interests of Lender hereunder.

(d) Except for the Subordinate Loan Documents, Subordinate Creditor will not secure the payment of any Subordinated Debt or any other obligation of Borrower to Subordinate Creditor, or obtain a lien, security interest or other charge or encumbrance of any nature whatsoever against Borrower's property, whether now owned or hereafter acquired.

ARTICLE V
MISCELLANEOUS

SECTION 5.01. Amendments, etc. No amendment of any provision of this Agreement shall in any event be effective unless the same shall be in writing and signed by Lender and Subordinate Creditor.

SECTION 5.02. Waiver. Any waiver of a right provided under this Agreement or a breach of this Agreement must be express and written. The waiver by either of the Lender or Subordinate Creditor of any breach of any provision hereof by the other Party shall not be construed to be a waiver of any succeeding breach of such provision or a waiver of the provision itself. Selection by Lender or Subordinate Creditor of a specific remedy does not constitute, and shall not be interpreted to constitute, a waiver of any other remedy of such party, and failure to select a specific remedy does not constitute, and shall not be interpreted to constitute, a waiver of such remedy. Lender’s or Subordinate Creditor’s failure at any time to enforce any of the terms, provisions or conditions of this Agreement shall not constitute or be construed as a waiver of the same and any single or partial exercise by such party of any right under this Agreement shall not preclude any further or other exercise of the same or any other right.

SECTION 5.03 Expenses. In the event of any action by either the Lender or the Subordinate Creditor to enforce any provision of this Agreement, or on account of any default under or breach of this Agreement, the prevailing party, as determined by a court of competent jurisdiction, in such action will be entitled to recover, in addition to all other relief, from the other party all legal fees incurred by the prevailing party, in connection with such action (including, but not limited to, any appeal thereof).

SECTION 5.04. Addresses for Notices. All notices and other communications provided for under this Agreement shall be in writing and mailed, faxed, or delivered at the addresses set forth below, or at such other address as such party may specify by written notice to the other parties hereto:

If to the Borrower:	Show Me Ethanol, LLC
807 West Main
Post Office Box 158
Richmond, Missouri 64085
Attention: Greg Thomas
Telephone: (816) 776-2291
Facsimile: (816) 766-3213

With a copy to:	Bryan Cave LLP
3500 One Kansas City Place
1200 Main Street
Kansas City, MO 64105
Attention: Dennis Alt
Telephone: (816) 374-3200
Facsimile: (816) 374-3300

If to Subordinate Creditors:	State Bank of Slater
(through Agent)	201 West Maple Street
Slater, MO 65349
Telephone: 660-529-2222
Facsimile:660-529-2660
Attention: William “Bud” Summers

If to the Lender:	FCS Financial, PCA
Capital Markets Group
Three City Place Drive, Suite 870
St. Louis, MO 63141
Telephone: 314-432-4278
Facsimile: 314-567-4678
Attention: Lee Fuchs

With a copy to:	Husch Blackwell Sanders LLP
1949 E. Sunshine St., Suite 2-300
Springfield, MO 65804
Telephone: (417) 862-6246
Facsimile: (417) 862-6948
Attention: Gary A. Powell

Subordinated Creditors hereby acknowledge and agree that any notice sent to Agent serves as notice to each and every Subordinate Creditor.

SECTION 5.05. Governing Law. This Agreement shall be governed by, and construed in accordance with, federal law, and to the extent applicable, the internal laws of the State of Missouri.

SECTION 5.06. Execution / Acknowledgement of Agent. This Agreement shall be deemed executed and accepted by each Subordinate Creditor by its execution of the Purchase Agreement containing this document as an Exhibit thereto and shall be executed on behalf of the Subordinate Creditors by execution by the Agent. Senior Lender, Borrower and each Subordinate Creditor acknowledge and agree that Agent is executing this Agreement on behalf of Subordinate Creditors, solely as the agent for Subordinate Creators and not in its individual capacity. Senior Lender, Borrower and Subordinate Creditors acknowledge and agree that Agent may act as agent for the Subordinate Creditors in connection with collection and enforcement of the Subordinate Debt, the signing of instruments on behalf of Subordinate Creditors, the filing and acting on Subordinate Creditors behalf in connection with litigation and bankruptcy matters, and otherwise, all in accordance with the Subordinate Loan Documents.

[Signature page follows]

IN WITNESS WHEREOF, the Subordinate Creditor, Lender and Borrower have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first above written.

FCS FINANCIAL, PCA

By:
Name:
Title:
“Lender”

STATE BANK OF SLATER

By:
Name:
Title:

On behalf of the “Subordinate Creditors”

SHOW ME ETHANOL, LLC

By:
Name:
Title:
“Borrower”

EXHIBIT “A”

LIST OF SUBORDINATED CREDITORS UPON CLOSING

Akeman Farms, Inc.	$20,000
Baum Living Trust	$40,000
Robert and Dorothy Bell	$30,000
Michael and Carolyn Boland	$20,000
Rex and Brenda Buhrmester	$20,000
Central Missouri BioFuels, LLC	$75,000
Harold F. Clark	$30,000
David and Karen Durham	$50,000
Henry W. Durham	$100,000
James A. and Beverly J. Edwards	$30,000
Gary L. and Mary L. Ewert	$40,000
George Famuliner	$50,000
James and Sandra Famuliner	$50,000
Octavia R. Famuliner Trust	$40,000
Farmers Grain Terminal, LLC	$500,000
Walker C. Fletcher Trust	$250,000
Gill Enterprises, Inc.	$25,000
Gill Family Investments, LP	$25,000
Viola M. Heil	$20,000
Ralph and Mary Louise Henke, LP	$50,000
Stephen L. Hopper	$20,000
Jefferson City Oil Co.	$300,000
Mike Kehoe	$20,000
JW and Patricia Kipping	$50,000
Mary Kipping Revocable Trust	$40,000
Korff Farms Inc.	$30,000
Stanley and Suzanne Kruse	$25,000
Dale R. Ludwig	$20,000
Joseph A. McCormick	$125,000
Merlin Clark Farms, Inc.	$30,000
Brenda Popp	$20,000
Robert Quinn	$25,000
Ray Carroll County Grain Growers, Inc.	$1,000,000
Ray Land and Loan Company	$100,000
Riley Brothers, LLC	$150,000
John and Carolyn Thompson	$25,000
John and Linda Urich	$25,000
Rudolph Veit	$20,000
Karen Venable Revocable Trust	$100,000